Exhibit 99.1

Tidewater Issues Earnings Guidance For Quarter Ended December 31, 2006

NEW ORLEANS, January 16, 2007 – Tidewater Inc. (NYSE: TDW) announced today that it expects fiscal third quarter financial results to exceed current earnings expectations. For the three months ended December 31, 2006, the Company is currently estimating diluted earnings per share between $1.61 and $1.68. This estimate includes a $0.07 per share gain from the December 2006 sale of three of the company’s offshore tug vessels to Crosby Marine Transportation, LLC in completion of a transaction previously announced. The Thomson First Call consensus estimate for the December 31, 2006 quarter is currently $1.45 per share.

As previously announced, Tidewater will hold a conference call to discuss December quarterly earnings on Wednesday, January 24, 2007, at 9:00 a.m. CST, promptly following the Company’s release of quarterly earnings. Investors and interested parties may listen to the teleconference via telephone by calling 1-888-388-7493 if calling from the U.S. or Canada (1-706-679-8348, if calling from outside the U.S.) and ask for the “Tidewater” call just prior to the scheduled start. A replay of the conference call will be available beginning at 10:00 a.m. CST on January 25, 2007, and will continue until 11:59 p.m. CST on January 26, 2007. To hear the replay, call 1-800-642-1687 (1-706-645-9291, if calling from outside the U.S.). The conference call ID number is 5162062.

A simultaneous Webcast of the conference call will be accessible online at the Tidewater Inc. website, www.tdw.com , and at the CCBN website, www.streetevents.com . The online replay will be available until February 24, 2007. Upon completion of the conference call, the company will also file a Form 8-K with the SEC, which will include a transcript of the conference call.

Tidewater Inc. owns over 470 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

Contact: Joe Bennett (504) 566-4506